ASSIGNMENT AGREEMENT

     This Assignment Agreement (this “Assignment”) is made as of the 5th day of March, 2009 (the “Effective Date”) by and between Americas Wind Energy, Inc., an Ontario registered company (“AWE”), and EWT-Americas Inc., a Delaware corporation (“EWT”).

     WHEREAS, AWE and GE Power Technology LLC (a/k/a GE Power Technology International LLC) (“GE”) entered into a License Agreement dated May 11, 2005, as attached hereto as Annex 1, (the “License”); and

     WHEREAS, AWE wishes to assign to EWT all of its rights, title and interest in the License and EWT has agreed to assume the obligations of AWE under the License, subject to the terms set forth in this Assignment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Assignment of the License. Effective as of the date upon which all parties hereto shall have executed and delivered this Agreement (the “Effective Date”), AWE hereby grants, assigns and conveys to EWT all rights, interests, and benefits of AWE to the License and EWT hereby assumes and agrees to assume, observe and perform all of the obligations and liabilities of AWE with respect to the License arising after the Effective Date. Notwithstanding the foregoing, AWE agrees and acknowledges that EWT is not assuming any obligation under the License with respect to projects not specifically assumed by EWT in writing; provided however, EWT will pay any and all sums when due to GE arising out of AWE’s activities prior to the Effective Date as set out on Annex 2 attached hereto and included in Exhibit D to the Sublicense Agreement (as hereinafter defined) as further sums owing by AWE to EWT.

     2. Indemnification. AWE shall indemnify and hold EWT, its officers, directors, employees, shareholders and agents, harmless from any and all claims, damages, expenses, and liabilities of whatever nature, including reasonable attorneys’ fees arising out of any (a) act, omission, or default by AWE under the License or as a party to the License, arising any time up to and including the Effective Date; and (b) any breach or misrepresentation of any representations, warranties or covenants contained in this Assignment. This indemnification is entitled to any set off rights EWT may have against AWE under that certain Sublicense Agreement dated the date hereof by and among AWE, Americas Wind Energy Corporation, EWT and Emergya Wind Technologies B.V. (the “Sublicense Agreement”).

     3. GE Consent. In accordance with the terms of the License, attached hereto as Annex 3 is the consent of GE to the assignment of the License.

     4. Representations and Agreements of AWE. AWE hereby represents, warrants, covenants and agrees as follows:

     (a) The License is in full force and effect and has not been modified or amended,

AWE has not assigned its interests in the License, and the License represents the entire agreement between AWE and GE; and

     (b) All obligations to be observed or performed by AWE under the License have been duly observed or performed by AWE up to and including the Effective Date; and

     (c) AWE has no knowledge of any existing default under the License and no event has occurred to the knowledge of AWE that, with or without the giving of notice or with the passage of time, or both, would constitute a default under the License; and

     (d) No party has repudiated any provision of the License Agreement; and

     (e) No party has a lien or security interest against the License Agreement.

     5. Entire Agreement. This Assignment and the Sublicense Agreement constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether written or oral, of the parties, and there are no representations, warranties, or other agreements between the parties in connection with the subject matter hereof other than this Assignment and the Sublicense Agreement.

     6. Miscellaneous. The section headings are for convenience of reference only and will not limit or control the meaning of any provision of this Assignment. No delay or omission on the part of any party hereto in exercising any right hereunder will operate as a waiver of such right or any other right under this Assignment. This Assignment may be executed in one or more counterparts, all of which shall be considered one and the same Assignment, and shall become effective when one or more counterparts have been signed by each of the parties and delivered personally or by electronically to the other parties. Any provision of this Assignment may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. This Assignment shall be governed by the laws of the State of Delaware without regard to its conflict of laws rules.

{Signatures follow on next page.}

     IN WITNESS WHEREOF, the parties have caused this Assignment to be executed by their duly authorized officers as of the date first above written.

Americas Wind Energy, Inc.

By:

Name:

Title:

EWT-Americas Inc.

By:

Name:

Title: